Exhibit 11.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 21, 2020, on the financial statements of GRASS QOZF, Inc. as of December 31, 2019 and for the period from July 24, 2019 (date of formation) to December 31, 2019 included herein on the Regulation A Offering Circular of GRASS QOZF, Inc. on Form 1-A and to the reference to our firm under the heading “Experts”.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

April 21, 2020